                               WORLD ACCESS, INC.


                                  COMMON STOCK

                                  -------------

                             UNDERWRITING AGREEMENT

                                                              September __, 1996

THE ROBINSON-HUMPHREY COMPANY, INC.
WHEAT, FIRST SECURITIES, INC.
INTERSTATE/JOHNSON LANE CORPORATION
 As Representatives of the several
 Underwriters named in Schedule I hereto, c/o The Robinson-Humphrey Company, Inc.
3333 Peachtree Road, N.E.
Atlanta, Georgia 30326

Ladies and Gentlemen:

         World Access, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I (the "Underwriters") an aggregate of 3,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company, and the stockholders of the Company named in Schedule II (the "Selling Stockholders") propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 1,000,000 shares of Common Stock (such 4,000,000 shares are collectively called the "Firm Shares") as set forth in
Schedule II, and at the election of the Underwriters, subject to the terms and conditions stated herein, the Company proposes to sell to the Underwriters up to 600,000 additional shares of Common Stock (the "Optional Shares") (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are collectively called the "Shares"). References to "Common Stock" herein are to the Common Stock of the Company authorized by the Restated Certificate of Incorporation of the Company, as amended through the date hereof.

         1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING STOCKHOLDERS. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

                 (i) A registration statement on Form S-3 (File No. 333-07087) with respect to the Shares, including a prospectus subject to completion, has been filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and one or more amendments to such registration statement may have been so filed. After the execution of this Agreement, the Company will file with the Commission either (A)
         if such registration statement, as it may have been amended, has become effective under
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         the Act, either (1) if the Company relies on Rule 434 under the Act, a
         Term Sheet (as defined below) relating to the Shares, that identifies the Preliminary Prospectus (as defined below) that it supplements and contains such information as is required or permitted by Rules 434, 430A and 424(b) under the Act or (2) if the Company does not rely on Rule 434 under the Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement) with such changes or insertions as are required by Rule 430A or permitted by Rule 424(b) under the Act, and in the case of either
         (i)(A)(1) or (i)(A)(2) of this sentence, as has been provided to and approved by the Representatives, or (B) if such registration statement, as it may have been amended, has not become effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been provided to and approved by the Representatives prior to the execution of this Agreement. As used in this Agreement, the term "Registration
         Statement" means such registration statement, as amended at the time when it was or is declared effective, including all financial statements, schedules and exhibits thereto and including any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined); the term "Preliminary Prospectus" means each prospectus subject to completion included in such registration statement or any amendment or post-effective amendment thereto or filed with the Commission pursuant to Rule 424(a) under the Act (including the prospectus subject to completion, if any, included in the Registration Statement at the time it was or is declared effective); and the term "Prospectus" means (X) if the Company relies on Rule 434 under the Act, the Term Sheet relating to the Shares that is first filed pursuant to Rule 424(b)(7) under the Act together with the Preliminary Prospectus identified therein that such Term Sheet supplements, (Y) if the Company does not rely on Rule 434 under the Act, the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act, or (Z) if the Company does not rely on Rule 434 and if no prospectus is required to be filed pursuant to Rule 424(b) under the Act, such term means the prospectus included in the Registration Statement. For purposes of the following representations and warranties, to the extent reference is made to the Prospectus and at the relevant time the Prospectus is not yet in existence, such reference shall be deemed to be to the most recent Preliminary Prospectus. The term "Term Sheet" means any term sheet that satisfies the requirements of Rules 434 and 424(b) under the Act. Any reference in this Agreement to the "date" of a Prospectus that includes a Term Sheet means the date of such Term Sheet. Any reference herein to the "Registration Statement," any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-3 under the Act; and the terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are deemed to be incorporated by reference in the Registration Statement or the Prospectus.





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                 (ii)     No order preventing or suspending the use of any
         Preliminary Prospectus has been issued and no proceeding for that purpose has been instituted or threatened by the Commission or the securities authority of any state or other jurisdiction. If the Registration Statement has become effective under the Act, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or threatened or, to the best knowledge of the Company, contemplated by the Commission or the securities authority of any state or other jurisdiction.

                 (iii) When any Preliminary Prospectus and any amendment or supplement thereto was filed with the Commission, it (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (B) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment or supplement thereto was or is declared effective, and at each Time of Delivery (as hereinafter defined), it (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and at each Time of Delivery, the Prospectus, as amended or supplemented at any such time, (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (iii) do not apply to statements or omissions made in any Preliminary Prospectus and any amendment or supplement thereto, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you specifically for use therein or by any of the Selling Stockholders expressly for use in the preparation of the answers therein to Item 7 of Form S-3.

                 (iv) Each of the documents incorporated by reference in the Registration Statement and the Prospectus when they were filed, or to be filed, with the





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         Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and, as of their filing date, none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                 (v) The descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings or contracts and other documents are accurate and fairly present the information required to be shown; and there are no statutes or legal or governmental proceedings required to be described in the Registration Statement or the Prospectus that are not described as required and no contracts or documents of a character that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                 (vi) Exhibit A to this Agreement contains a complete and correct list of the subsidiaries of the Company, which subsidiaries are the Company's only active subsidiaries (the "Subsidiaries"). Each of the Company and its Subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Prospectus. The Company has full power and authority (corporate and other) to enter into this Agreement and to perform its obligations hereunder. Each of the Company and its Subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify would not have a material adverse effect on the financial position, results of operations or business of the Company and its Subsidiaries taken as a whole.

                 (vii) The Company's authorized, issued and outstanding capital stock is and will be at the Time of Delivery (as hereinafter defined) as disclosed in the Prospectus under the captions "Capitalization" and "Description of Capital Stock." All of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and at the Time of Delivery (as hereinafter defined) will conform to the description of the Common Stock contained in the Prospectus. None of the issued shares of capital stock of the Company or any of its Subsidiaries has been issued or is owned or held in violation of any preemptive rights of stockholders, and at the Time of Delivery (as hereinafter defined) no person or entity (including any holder of outstanding shares of capital stock of the Company or its Subsidiaries) will have any preemptive or other rights to subscribe for any of the Shares.





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                 (viii)   Except as disclosed in the Prospectus, all of the
         issued shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially by the Company free and clear of all liens, security interests, pledges, charges, encumbrances, defects, stockholders agreements, voting trusts, equities or claims of any nature whatsoever. Other than the capital stock of the Subsidiaries and as otherwise set forth on Exhibit A, the Company and its Subsidiaries do not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association.

                 (ix) Except as disclosed in the Prospectus, there are no outstanding (A) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any Subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or any Subsidiary any capital stock or any convertible or exchangeable securities or obligations, or (C) obligations of the Company or any Subsidiary to issue any shares of capital stock, any convertible or exchangeable securities or obligations, or any warrants, rights or options.

                 (x) Since the date of the most recent audited financial statements included in the Prospectus, neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in or contemplated by the Prospectus.

                 (xi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as disclosed in the Prospectus, (A) neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its Subsidiaries taken as a whole, (B) the Company has not purchased any of its outstanding capital stock or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, (C) there has not been any change in the capital stock, long- term debt or short-term debt (other than changes effected in the ordinary course of business consistent with past practice) of the Company or any of its Subsidiaries, and (D) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial position, results of operations or business of the Company and its Subsidiaries taken as a whole, in each case other than as disclosed in or contemplated by the Prospectus.

                 (xii) The Shares have been duly authorized, and when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and nonassessable and will conform to the description of the Common Stock contained in





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         the Prospectus; the certificates evidencing the Shares will comply with all applicable requirements of the Delaware General Corporation Law and the delivery of certificates for the Shares sold by the Company and payment therefor pursuant to the terms of this Agreement will pass valid title to such Shares to the several Underwriters, free and clear of any claim, encumbrance or defect in title.

                 (xiii) Except as disclosed in the Prospectus or set forth on Exhibit B, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act, and any such rights disclosed in the Prospectus or set forth on Exhibit B have been effectively exercised or waived after timely notice thereof with respect to the transactions contemplated by this Agreement.

                 (xiv) Neither the Company nor any of its Subsidiaries is, or with the giving of notice or passage of time or both will be, in violation of its Restated Certificate of Incorporation or Bylaws or in default under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or to which any of their respective properties or assets are subject that is material to the Company and its Subsidiaries taken as a whole.

                 (xv) The issue and sale of the Shares and the performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with, or (with or without the giving of notice or the passage of time or both) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or to which any of their respective properties or assets is subject or any statute, rule or regulation or any order, judgment or decree of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets nor will such action conflict with or violate any provision of the Restated Certificate of Incorporation or Bylaws of the Company as in effect at the First Time of Delivery (as hereinafter defined) or any Subsequent Time of Delivery (as hereinafter defined) or the Restated Certificate of Incorporation or Bylaws of any of the Company's Subsidiaries.

                 (xvi) The Company and its Subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made of such property by the





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         Company and its Subsidiaries; and any real property and buildings held under lease by the Company or any of its Subsidiaries are held under valid, subsisting and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary.

                 (xvii) No consent, approval, authorization, order or declaration of or from, or registration, qualification or filing with, any court or governmental agency or body is required for the issue and sale of the Shares or the consummation of the transactions contemplated by this Agreement, except the registration of the Shares under the Act (which, if the Registration Statement is not effective as of the time of execution hereof, shall be obtained as provided in this Agreement) and such as may be required under state securities or blue sky laws in connection with the offer, sale and distribution of the Shares by the Underwriters and the clearance of such offering with the National Association of Securities Dealers, Inc.

                 (xviii) There is no litigation, arbitration, claim, proceeding (formal or informal) or investigation pending or, to the knowledge of the Company, threatened (or, to the knowledge of the Company, any basis therefor) in which the Company or any of its Subsidiaries is a party or of which any of their respective properties or assets are the subject which, if determined adversely to the Company or any such Subsidiary, would individually or in the aggregate have a material adverse effect on the financial position, results of operations or business of the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries is in violation of, or in default with respect to, any statute, rule, regulation, order, judgment or decree, except such as do not and will not individually or in the aggregate have a material adverse effect on the financial position, results of operations or business of the Company and its Subsidiaries taken as a whole, and neither the Company nor any of its Subsidiaries is required to take any action in order to avoid any such violation or default.

                 (xix) Price Waterhouse LLP, independent public accountants, who have certified certain financial statements of the Company and its consolidated Subsidiaries, are, and were during the periods covered by their reports included in the Registration Statement and the Prospectus, independent public accountants as required by the Act, the Exchange Act, and the respective rules and regulations of the Commission thereunder.

                 (xx) All employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) established, maintained or contributed to by the Company comply in all material respects with the requirements of ERISA and no employee pension benefit plan (as defined in Section 3(2) of ERISA) has incurred or assumed an "accumulated funding deficiency" within the meaning of Section 302 of ERISA or has incurred or assumed any material





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         liability (other than for the payment of premiums) to the Pension
         Benefit Guaranty Corporation.

                 (xxi) The consolidated financial statements (including the related notes) of the Company and its consolidated Subsidiaries included in the Registration Statement, the Prospectus or any Preliminary Prospectus were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and fairly present the financial position and results of operations of the Company and its Subsidiaries, on a consolidated basis, at the dates and for the periods presented.

                 (xxii) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors rights generally and to general equitable principles and except as the enforceability of rights to indemnity and contribution under this Agreement may be limited under applicable securities laws or the public policy underlying such laws.

                 (xxiii) Neither the Company nor any of its officers, directors or affiliates (A) has taken or will take or has induced or will induce others to take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (B) has, since the filing of the Registration Statement (1) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Shares or (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                 (xxiv) The Company has obtained for the benefit of the Company and the Underwriters from each of its directors, officers and certain stockholders previously identified by the Underwriters, a written agreement, enforceable by you, that for a period of 180 days from the date the Registration Statement is declared effective under the Act such director, officer or stockholder will not, without your prior written consent, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of (or announce any offer, pledge, sale, grant of an option to purchase or other disposition), directly or indirectly, any shares of Common Stock or securities convertible into, or exercisable or exchangeable for, shares of Common Stock; and from each such stockholder having registration rights a written agreement waiving such registration rights for a period of 180 days from the date the Registration Statement is declared effective under the Act, except to the extent such stockholder has elected to sell shares of Common Stock to the Underwriters under this Agreement.

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                 (xxv)    Neither the Company, any of its Subsidiaries, nor any
         director, officer, agent, employee or other person associated with or acting on behalf of the Company or any such Subsidiary has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                 (xxvi) The operations of the Company and its Subsidiaries with respect to any real property currently leased by the Company or any Subsidiary (the "Real Property") are in compliance with all federal, state, and local laws, ordinances, rules, and regulations relating to occupational health and safety and environmental protection (collectively, "Laws "), and the Company and its Subsidiaries have all licenses, permits and authorizations necessary to operate under all Laws and are in material compliance with all terms and conditions of such licenses, permits and authorizations; neither the Company nor any Subsidiary has authorized, conducted or has knowledge of the unlawful generation, transportation, storage, use, treatment, disposal or release of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, petroleum product, natural gas, liquefied gas or synthetic gas defined or regulated under any environmental law on, in or under any Real Property; and there is no pending or threatened claim, litigation or any administrative agency proceeding, nor has the Company or any Subsidiary received any written or oral notice from any governmental entity or third party, that: (A) alleges a violation of any Laws by the Company or any Subsidiary; (B) alleges the Company or any Subsidiary is a liable party under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq. or any state superfund law; or (C) alleges possible contamination of the environment by the Company or any Subsidiary. Additionally, neither the Company nor any Subsidiary has received any written or oral notice that alleges possible contamination of the Real Property.

                 (xxvii) The Company and its Subsidiaries own or have the right to use all patents, patent applications, trademarks, trademark applications, tradenames, service marks, copyrights, franchises, trade secrets, proprietary or other confidential information and intangible properties and assets (collectively, "Intangibles") necessary to their respective businesses as presently conducted or as the Prospectus indicates the Company or such Subsidiary proposes to conduct; to the best knowledge of the Company, neither the Company nor any Subsidiary has infringed or is infringing, and neither the Company nor any Subsidiary has received notice of infringement with respect to, asserted Intangibles of others; and, to the best knowledge of the Company, there is no infringement by others of Intangibles of the Company or any of its Subsidiaries.

                 (xxviii) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged.

                 (xxix) Each of the Company and its Subsidiaries makes and keeps accurate books and records reflecting its assets and maintains internal accounting controls which provide reasonable assurance that
         (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to maintain accountability for the assets of the Company, (C) access to the assets of the Company and each of its Subsidiaries is permitted only in accordance with management's authorization, and (D) the recorded accountability for assets of the Company and each of its Subsidiaries is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 (xxx) No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distributions on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company, except such transfers of property or assets that are not material to the Company and its Subsidiaries taken as a whole.

                 (xxxi) The Company and its Subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed by them and have paid all taxes shown as due on such returns as well as all other taxes, assessments, amounts required to be withheld and governmental charges that are due and payable; and no deficiency with respect to any such return, tax or similar charge or payment has been assessed or proposed.

                 (xxxii) The conditions for use of registration statements on Form S-3 set forth in the General Instructions on Form S-3 have been satisfied and the Company is entitled to use such form for the transactions contemplated herein.

         (b) Each of the Selling Stockholders, severally and not jointly, represents and warrants to and agrees with, each of the Underwriters and the Company, solely with respect to such Selling Stockholder, that:

                 (i) Such Selling Stockholder has duly executed this Agreement and a power of attorney and a custody agreement ("Power of Attorney" and "Custody Agreement"), naming Steven A. Odom and Mark A. Gergel, or either of them, as such Selling Stockholder's attorney(s)-in-fact ("Attorneys-in-Fact") for the purpose of entering into and carrying out this Agreement and naming Continental Stock Transfer and Trust Company as custodian ("Custodian") of the Shares of such Selling Stockholder to be sold to the Underwriters hereunder for the purpose of selling such Shares to the Underwriters at the First Time of Delivery (as hereinafter defined) or any Subsequent Time of Delivery (as hereinafter defined), as the case may be, and receiving payment therefor.

                 (ii) There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or, to the knowledge of such Selling Stockholder, threatened against or affecting such Selling Stockholder that would affect the ability of such Selling Stockholder to perform his or its obligations under this Agreement or the Power of Attorney and Custody Agreement.

                 (iii) Such Selling Stockholder, if a corporation, partnership or other business entity, is a corporation, partnership or entity duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or organization. Such Selling Stockholder has all requisite power and authority to execute, deliver, and perform this Agreement and the Power of Attorney and Custody Agreement. All necessary corporate, partnership or other proceedings of such Selling Stockholder, if a corporation, partnership or other business entity, have been duly taken to authorize the execution, delivery, and performance of this Agreement and the Power of Attorney and Custody Agreement by such Selling Stockholder. This Agreement and the Power of Attorney and Custody Agreement have been duly authorized by such Selling Stockholder, if a corporation, partnership or other business entity, and delivered by such Selling Stockholder, are the legal, valid, and binding obligations of such Selling Stockholder, and are enforceable as to such Selling Stockholder in accordance with their respective terms subject, as to enforcement to applicable bankruptcy, insolvency, reorganization and moratorium or other laws relating to or affecting creditor's rights generally and to general equitable principles and except as the enforceability of rights to indemnity and contribution under this Agreement may be limited under applicable securities laws or public policy. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by such Selling Stockholder for the execution, delivery, or performance of this Agreement (except filings under the Act and the Exchange Act and consents under applicable "blue sky" or securities laws) or the Power of Attorney and Custody Agreement by such Selling Stockholder. No consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding to which such Selling Stockholder is a party, or to which any of such Selling Stockholder's properties or assets are subject, is required for the execution, delivery, or performance of this Agreement or the Power of Attorney and Custody Agreement; and the execution, delivery, and performance of this Agreement and the Power of Attorney and Custody Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such material contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of, any term of such Selling Stockholder's articles or certificate of incorporation and bylaws, partnership agreement or other organizational documents, if such Selling Stockholder is a corporation, partnership or other business entity, or violate, result in a breach of, or conflict with, any law, rule, regulation, order, judgment, or decree binding on such Selling Stockholder or to which any of such Selling Stockholder's operations, business, properties, or assets are subject. Such Selling Stockholder, if a corporation, partnership or other business entity, is not in violation or breach of, or in default with respect to, any terms of its articles or certificate of incorporation and bylaws, partnership agreement or other organizational documents.

                 (iv) Such Selling Stockholder has, and immediately prior to the First Time of Delivery (as hereinafter defined) such Selling Stockholder will have, title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all adverse claims, including liens, security interests, pledges, charges, encumbrances, defects, stockholders agreements, voting trusts, equities or claims of any nature whatsoever; and upon delivery of such Shares against payment therefor as provided herein, such Selling Stockholder will pass title to such Shares, free and clear of all adverse claims, including liens, security interests, pledges, charges, encumbrances, defects, stockholders' agreements, voting trusts, equities or claims of any nature whatsoever, to the several Underwriters.

                 (v) Such Selling Stockholder has deposited in custody, under the Power of Attorney and Custody Agreement, certificates in negotiable form for the number of Shares to be sold by such Selling Stockholder hereunder as set forth opposite such Selling Stockholder's name on Schedule II for the purpose of further delivery pursuant to this Agreement. Such Selling Stockholder agrees that the Shares of such Selling Stockholder on deposit with the Custodian are subject to the interests of the Company, the Underwriters and the other Selling Stockholders, that the arrangements made for such custody, and the appointment of the Attorneys- in-Fact pursuant to the Power of Attorney and Custody Agreement, are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder and under the Power of Attorney and Custody Agreement shall not be terminated, except as provided in this Agreement and the Power of Attorney and Custody Agreement, by any act of such Selling Stockholder, by operation of law, whether, in the case of an individual Selling Stockholder, by the death or incapacity of such Selling Stockholder or, in the case of a trust or estate, by the death of the trustee or trustees or the executor or executors or the termination of such trust or estate, or, in the case of a partnership or corporation, by the dissolution, winding-up or other event affecting the legal life of such entity, or by the occurrence of any other event. If any individual Selling Stockholder, trustee or executor should die or become incapacitated, or any such trust, estate, partnership or corporation should be terminated, or if any other event should occur before the delivery of the Shares hereunder, the certificates for Shares then on deposit with the

         Custodian shall, to the extent such Shares are purchased by the Underwriters, be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Power of Attorney and Custody Agreement as if such death, incapacity, termination or other event had not occurred, regardless of whether or not the Custodian shall have received notice thereof.

                 (vi) Neither such Selling Stockholder nor any of such Selling Stockholder's affiliates (as defined in the Regulations) (A) has taken or will take or has or will induce others to take, directly or indirectly, any action designed to cause or result in or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares or (B) since the filing of the Registration Statement (1) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Shares or (2) paid or agreed to pay any person any compensation for soliciting another to purchase any other securities of the Company, except pursuant to this Agreement.

                 (vii) To the extent any statements or omissions regarding such Selling Stockholder included in the section of the Prospectus entitled "Principal and Selling Stockholders" have been made in any Preliminary Prospectus, the Registration Statement or any amendments thereto or the Prospectus or any amendments or supplements thereto, in reliance upon or in conformity with written information furnished to the Company by or on behalf of the Selling Stockholder specifically for use therein, such statements or omissions conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (viii) Except as may be set forth in the Prospectus, such Selling Stockholder has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement.

         2. PURCHASE AND SALE OF SHARES. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at a purchase price of $____ per share (the "Purchase Price"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto, and (b) and each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders at the Purchase Price, the number of Firm Shares set forth opposite the name of such Selling Stockholder in Schedule II hereto. The number of Firm Shares to be sold by each Selling Stockholder to each Underwriter shall be the number which bears the same ratio to the number set forth opposite the name of such Underwriter in Schedule I hereto as the number of shares to be sold by such Selling Stockholder, as indicated in Schedule II hereof, bears to the aggregate number of Firm Shares to be sold by the Selling Stockholders, subject, however, to such adjustment as you may at any time approve to eliminate fractional shares. Subject to the terms and conditions herein set forth, in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Purchase Price, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares that such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of the Optional Shares that all of the Underwriters are entitled to purchase hereunder. The number of shares resulting from any computations contemplated by this paragraph are subject to adjustment by you to eliminate fractional shares.

         The Company hereby grants to the Underwriters the right to purchase at their election in whole or in part from time to time up to 600,000 Optional Shares, at the Purchase Price, for the sole purpose of covering over-allotments in the sale of Firm Shares. Any such election to purchase Optional Shares may be exercised by written notice from you to the Company and the Custodian, given from time to time within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you, but in no event earlier than the First Time of Delivery (as hereinafter defined) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice. In the event you elect to purchase all or a portion of the Optional Shares, the Company agrees to furnish or cause to be furnished to you the certificates, letters and opinions, and to satisfy all conditions, set forth in Section 7 hereof at each Subsequent Time of Delivery (as hereinafter defined).

         3. OFFERING BY THE UNDERWRITERS. Upon the authorization by you of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions disclosed in the Prospectus.

         4. DELIVERY OF SHARES; CLOSING. Certificates in definitive form for the Shares to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as The Robinson-Humphrey Company, Inc. may request upon at least 48 hours prior notice to the Company or any Selling Stockholder, as applicable, shall be delivered by or on behalf of the Company and the Selling Stockholders to you for the account of such Underwriter, against payment by such Underwriter on its behalf of the purchase price therefor by official bank check or checks (payable in next day funds) drawn on an Atlanta, Georgia bank, one payable to the order of the Company in next day available funds (with respect to shares being sold by the Company hereunder) and separate checks payable to the order of each Selling Stockholder, in next day available funds (with respect to shares being sold by the Selling Stockholders hereunder). The closing of the sale and purchase of the Shares and consummation of each of the transactions contemplated hereby shall be held at the offices of Hunton & Williams, 600 Peachtree Street, N.E., Suite 4100, Atlanta, Georgia 30308, notwithstanding that physical delivery of such certificates shall be made at the office of The Depository Trust Company, 55 Water Street, New York, New York 10041. The time and date of such delivery and payment shall be, with respect to the Firm Shares, at 10:00 a.m., Atlanta time, on the third (or, if the Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m., Washington, D.C. time, the fourth) full business day alter the execution of this Agreement or at such other time and date as you, the Attorney-in-Fact on behalf of the Selling Stockholders, and the Company may agree upon in writing, and, with respect to the Optional Shares, at 10:00 a.m., Atlanta time, on the date specified by you in the written notice given by you of the Underwriters' election to purchase all or part of such Optional Shares, or at such other time and date as you and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery," such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called a "Subsequent Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery." Such certificates will be made available for checking and packaging at least 24 hours prior to each Time of Delivery at the office of The Depository Trust Company, 55 Water Street, New York, New York 10041 or at such other location in New York, New York specified by you in writing at least 48 hours prior to such Time of Delivery.

         5. COVENANTS OF THE COMPANY AND THE SELLING STOCKHOLDERS. (a) The Company covenants and agrees with each of the Underwriters:

                 (i) If the Registration Statement has been declared effective prior to the execution and delivery of this Agreement, the Company will file the Prospectus (or a term sheet as permitted by Rule 434(c)) with the Commission pursuant to and in accordance with Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or, if applicable, (B) such earlier time as may be required by Rule 430A(a)(3). The Company will advise you promptly of any such filing pursuant to Rule 424(b).

                 (ii) The Company will not file with the Commission the Prospectus or the amendment referred to in the second sentence of Section l(a)(i) hereof, any amendment or supplement to the Prospectus or any amendment to the Registration Statement unless you have received a reasonable period of time to review any such proposed amendment or supplement and consented to the filing thereof and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. Upon the request of the Representatives or counsel for the Underwriters, the Company will promptly prepare and file with the Commission, in accordance with the rules and regulations of the Commission, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Shares by the several Underwriters and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. If required, the Company will file any amendment or supplement to the Prospectus with the Commission in the manner and within the time period required by Rule 424(b) under the Act. The Company will advise the Representatives, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide evidence to the Representatives of each such filing or effectiveness.

                 (iii) The Company will advise you promptly after receiving notice or obtaining knowledge of (A) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, (B) the suspension of the qualification of the Shares for offer or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose, or (C) any request made by the Commission or any securities authority of any other jurisdiction for amending the Registration Statement, for amending or supplementing the Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the withdrawal thereof as promptly as possible.

                 (iv) If at any time when the delivery of a prospectus relating to the Shares is required under the Act any events have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if for any reason it is necessary during such same period to amend or supplement the Prospectus to comply with the Act or the rules and regulations thereunder, the Company will promptly notify you and upon your request (but at the Company's expense) prepare and file with the Commission an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will furnish without charge to each Underwriter and to any dealer in securities as many copies of such amended or supplemented Prospectus as you may from time to time reasonably request. If the delivery of a prospectus relating to the Shares is required under the Act at any time nine months or more after the date of the Prospectus, upon your request but at the expense of such Underwriter, the Company will prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act. Neither your consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

                 (v) The Company promptly from time to time will take such action as you may reasonably request to qualify the Shares for offering and sale under the securities or blue sky laws of such jurisdictions as you may request and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

                 (vi)     The Company will promptly provide you, without charge,
         (A) three manually executed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement, (B) for each other Underwriter a conformed copy of the Registration Statement as originally filed and of each amendment thereto, without exhibits, and (C) so long as a prospectus relating to the Shares is required to be delivered under the Act, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as you may reasonably request. Prior to the execution and delivery of the Agreement, the Company has delivered to you, without charge, in such quantities as you have requested, copies of each Preliminary Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or blue sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus so furnished by the Company.

                 (vii) As soon as practicable, but in any event not later than the last day of the fifteenth month after the effective date of the Registration Statement, the Company will make generally available to its security holders an earnings statement of the Company and its Subsidiaries, if any, covering a period of at least 12 months beginning after the effective date of the Registration Statement (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder.

                 (viii) During the period of 180 days from the date the Registration Statement is declared effective under the Act, the Company will not, without your prior written consent, offer, pledge, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of (or announce any offer, pledge, sale, grant of an option to purchase or other disposition), directly or indirectly, any shares of Common Stock or securities convertible into, exercisable or exchangeable for, shares of Common Stock, except as provided in Section 2 and except for the issuance of Common Stock upon the exercise of stock options or warrants outstanding on the date of this Agreement to the extent that the aggregate number of such stock options or warrants are disclosed in the Prospectus and except for options granted pursuant to the Company's stock option plans, subject to the limitation on the number of shares of Common Stock issuable thereunder disclosed in the Prospectus.

                 (ix) During a period of five years from the effective date of the Registration Statement, the Company will furnish to you and, upon request, to each of the other Underwriters, without charge, (i) copies of all reports or other communications (financial or other) furnished to stockholders, (ii) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange, and (iii) such additional publicly available information concerning the business and financial condition of the Company and its Subsidiaries, if any, as you may reasonably request.

                 (x) Neither the Company nor any of its officers, directors or affiliates will (A) take, directly or indirectly, prior to the termination of the underwriting syndicate contemplated by this Agreement, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (B) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of, the Shares or (C) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                 (xi) The Company will apply the net proceeds from the offering in the manner set forth under "Use of Proceeds" in the Prospectus.

         (b) Each of the Selling Stockholders, severally and not jointly, covenants and agrees with each of the Underwriters:

                 (i) Such Selling Stockholder will cooperate to the extent necessary to cause the Registration Statement or any post-effective amendment thereto to become effective at the earliest possible time.

                 (ii) Such Selling Stockholder will pay all federal and other taxes, if any, on the transfer or sale of the Shares being sold by such Selling Stockholder to the Underwriters.

                 (iii) Such Selling Stockholder will do or perform all things required to be done or performed by such Selling Stockholder prior to the First Time of Delivery to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement or the Power of Attorney and Custody Agreement.

                 (iv) Such Selling Stockholder has delivered to the Company an agreement pursuant to which such Selling Stockholder has agreed that during the period of 180 days from the date the Registration Statement is declared effective under the Act, such Selling Stockholder will not, without your prior written consent, offer, pledge, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of (or announce any offer, pledge, sale, grant of an option to purchase or other disposition), directly or indirectly, any shares of Common Stock or securities convertible into, exercisable or exchangeable for, shares of Common Stock, except as provided in Section 2.

                 (v) Such Selling Stockholder will not (A) take, directly or indirectly, prior to the termination of the underwriting syndicate contemplated by this Agreement, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (B) sell, bid for, purchase or pay anyone any compensation for conflicting purchases of, the Shares or (C) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                 (vi) Such Selling Stockholder will deliver to the Custodian on or prior to the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department Regulations in lieu thereof).

                 (vii) Such Selling Stockholder will furnish any documents, instruments or other information which you may reasonably request in connection with the sale and transfer of the Shares.

                 (viii) Such Selling Stockholder will use its or his best efforts to comply or cause to be complied with the conditions to the obligations of the Underwriters in subsections (d), (i) and (j) of
         Section 7 hereof insofar as such conditions relate to such Selling Stockholder.

         6. EXPENSES. The Company will pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated pursuant to Section 10 hereof, including, without limitation, all costs and expenses incident to (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and, if applicable, filing of the Registration Statement (including all amendments thereto), any Preliminary Prospectus, the Prospectus and any amendments and supplements thereto, this Agreement and any blue sky memoranda;
(ii) the delivery of copies of the foregoing documents to the Underwriters;
(iii) the filing fees of the Commission and the National Association of Securities Dealers, Inc. relating to the Shares; (iv) the preparation, issuance and delivery to the Underwriters of any certificates evidencing the Shares, including transfer agent's fees; (v) the qualification of the Shares for offering and sale under state securities and blue sky laws, including filing fees and fees and disbursements of counsel for the Underwriters relating thereto; (vi) any listing of the Shares on the Nasdaq National Market; and
(vii) any expenses for travel, lodging and meals incurred by the Company and any of its officers, directors and employees in connection with any meetings with prospective purchasers of the Shares. Those Selling Stockholders identified as

"Unaffiliated Stockholders" on Schedule II hereto (the "Unaffiliated Stockholders") will pay all costs and expenses incident to their participation in the Offering, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated pursuant to Section 10 hereof, including, without limitation, all costs and expenses incident to the fees, disbursements and expenses of their counsel, accountants and/or advisors. It is understood, however, that, except as provided in this Section, Section 8 and
Section 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses relating to the offer and sale of the Shares.

         7. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters hereunder to purchase and pay for the Shares to be delivered at each Time of Delivery shall be subject, in their discretion, to the accuracy of the representations and warranties of the Company and the Selling Stockholders contained herein as of the date hereof and as of such Time of Delivery, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of its and their covenants and agreements hereunder, and to the following additional conditions precedent:

         (a) If the Registration Statement as amended to date has not become effective prior to the execution of this Agreement, such registration statement shall have been declared effective not later than 11:00 a.m., Atlanta time, on the date of this Agreement or such later date and/or time as shall have been consented to by you in writing. The Prospectus and any amendment or supplement thereto shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing and in accordance with Section 5(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted, threatened or, to the knowledge of the Company, the Selling Stockholders or the Representatives, contemplated by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

         (b) Hunton & Williams, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to the incorporation of the Company, the validity of the Shares being delivered at such Time of Delivery, the Registration Statement, the Prospectus, and other related matters as you may reasonably request, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (c) You shall have received an opinion, dated such Time of Delivery, of Rogers & Hardin, counsel for the Company, in form and substance satisfactory to you and your counsel, to the effect that:

                 (i) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and perform its obligations hereunder. The Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business, so as to require such qualification, except where the failure to so qualify would not have a material adverse effect on the financial position, results of operations or business of the Company and its Subsidiaries taken as a whole.

                 (ii) Each of the Subsidiaries of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus. Each such Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business, so as to require such qualification, except where the failure to so qualify would not have a material adverse effect on the financial position, results of operations or business of the Company and its Subsidiaries taken as a whole.

                 (iii) The Company's authorized, issued and outstanding capital stock is as disclosed in the Prospectus. All of the issued shares of capital stock of the Company, including the Shares to be sold to the Underwriters by the Selling Stockholders hereunder, have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description of the Common Stock contained in the Prospectus. None of the issued shares of capital stock of the Company or any of its Subsidiaries has been issued or is owned or held in violation of any preemptive rights of stockholders, and, except as disclosed in the Prospectus, no person or entity (including any holder of outstanding shares of capital stock of the Company or its Subsidiaries) has any statutory preemptive or, to our knowledge, other rights to subscribe for any of the Shares.

                 (iv) All of the issued shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned beneficially by the Company either directly or through wholly-owned subsidiaries and, except as disclosed in the Prospectus, are free and clear, to such counsel's knowledge, of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, voting trusts, defects, equities or claims of any nature whatsoever.

                 (v) Except as disclosed in the Prospectus, to such counsel's knowledge, there are no outstanding (A) securities or obligations of the Company or any of its

         Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or any Subsidiary any capital stock or any convertible or exchangeable securities or obligations, or (C) obligations of the Company or any Subsidiary to issue any shares of capital stock, any convertible or exchangeable securities or obligations, or any warrants, rights or options.

                 (vi) The Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and nonassessable and will conform to the description of the Common Stock contained in the Prospectus; and the certificates evidencing the Shares comply with all applicable requirements of Delaware law.

                 (vii) Except as disclosed in the Prospectus or as set forth on Exhibit B, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act, and any such rights disclosed in the Prospectus or set forth on Exhibit B have been effectively exercised or waived after timely notice thereof with respect to the transactions contemplated by this Agreement.

                 (viii) Neither the Company nor any of its Subsidiaries is in violation of its Certificate or Articles of Incorporation or Bylaws or, to such counsel's knowledge, in default under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any such Subsidiary is a party or to which any of their respective properties or assets is subject that is material to the Company and its Subsidiaries taken as a whole.

                 (ix) The issue and sale of the Shares being issued at such Time of Delivery and the performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with, or (with or without the giving of notice or the passage of time or both) result in a breach or violation of any of the terms or provisions of, or constitute a default under, to such counsel's knowledge, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any such Subsidiary is a party or to which any of their respective properties or assets is subject that is material to the Company and its Subsidiaries taken as a whole, nor will such action conflict with or violate any provision of the Certificate or Articles of Incorporation or Bylaws of the Company or any statute, rule or regulation or to such counsel's knowledge any order, judgment or decree of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets;

         provided, however, that counsel need express no opinion as to the securities or blue sky laws of the various states.

                 (x) No consent, approval, authorization, order or declaration of or from, or registration, qualification or filing with, any court or governmental agency or body is required for the issue and sale of the Shares by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except the registration of the Shares under the Act, the registration of the Common Stock under the Exchange Act and such as may be required under state securities or blue sky laws in connection with the offer, sale and distribution of the Shares by the Underwriters and clearance of such offering with the National Association of Securities Dealers, Inc., as to which state securities or blue sky laws and clearance by the National Association of Securities Dealers, Inc. such counsel need express no opinion.

                 (xi) To such counsel's knowledge, and other than as disclosed in or contemplated by the Prospectus, there is no litigation, arbitration, claim, proceeding (formal or informal) or investigation pending or threatened in which the Company or any of its Subsidiaries is a party or of which any of their respective properties or assets is the subject which, if determined adversely to the Company or any such Subsidiary, would individually or in the aggregate have a material adverse effect on the financial position, results of operations or business of the Company and its Subsidiaries taken as a whole; and, to such counsel's knowledge, neither the Company nor any of its Subsidiaries is in violation of, or in default with respect to, any statute, rule, regulation, order, judgment or decree, except as described in the Prospectus or where such violations or defaults would not individually or in the aggregate have a material adverse effect on the financial position, results of operations or business of the Company and its Subsidiaries taken as a whole, nor is the Company or any Subsidiary required to take any action in order to avoid any such violation or default.

                 (xii) This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by you, constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, by general principles of equity whether such enforceability is considered in a proceeding in law or equity and by the discretion of the court before which any proceeding therefor may be brought, and except to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws.

                 (xiii) The Registration Statement and the Prospectus and each amendment or supplement thereto (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the rules and regulations thereunder. The descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings or contracts and other documents and statements of law or legal conclusions, insofar as such descriptions constitute summaries of such statutes, proceedings or documents referred to therein, fairly summarize the matters referred to therein and fairly present the information required to be shown; and such counsel do not know of any statutes or legal or governmental proceedings required to be described in the Registration Statement or Prospectus that are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required.

                 (xiv) To such counsel's knowledge, the documents incorporated by reference in the Prospectus (other than the financial statements and the related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

                 (xv) The Registration Statement and all post-effective amendments, if any, have become effective under the Act; any required filing of the Preliminary Prospectus pursuant to Rule 424(a) or of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule; and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or threatened or are contemplated by the Commission.

         Such counsel shall also state that in its capacity as counsel to the Company, it has participated in conferences with officers and other representatives of the Company and representatives of the Underwriters and their counsel, during which the contents of the Registration Statement and the Prospectus were discussed and reviewed. Such counsel shall further state that although it is not passing judgment upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, on the basis of the information that was developed in the course of the performance of the services referred to above, nothing came to such counsel's attention that has caused it to believe that the Registration Statement or any further amendment thereto made prior to such Time of Delivery, on its effective date and as of such Time of Delivery, or the Prospectus or any further amendment or supplement thereto made prior to such Time of Delivery, as of its issue date and as of such Time of Delivery, (other than, in each case, the financial statements and schedules and the other financial and statistical data included therein, as to which such counsel need express no belief), contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading.

         In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deem proper, on certificates of responsible officers of the Company and public officials and, as to matters involving the application of the laws of any jurisdiction other than the State of Georgia or the United States, or the Delaware General Corporation Law, on the opinion or opinions of local counsel to the extent satisfactory in form and scope to counsel for the Underwriters, provided that such counsel states that such counsel has no reason to believe that the Underwriters are not justified in relying upon such local counsel's opinion or opinions and copies of such opinion or opinions are delivered to the Representatives and counsel for the Underwriters.

         (d) You shall have received opinions, dated such Time of Delivery, of Rogers & Hardin, Fulbright & Jaworski L.L.P., Jessica Pollack, Esq. and Cathy Herbert, Esq., each in its or her capacity as counsel for certain of the Selling Stockholders, in form and substance satisfactory to you and your counsel, to the effect that:

                 (i) This Agreement and the Power of Attorney and Custody Agreement have each been duly executed and delivered by or on behalf of each of the Selling Stockholders and, assuming due authorization, delivery and execution by you and, in the case of the Custody Agreement, by Continental Stock Transfer and Trust Company, are valid and binding agreements of each Selling Stockholder enforceable against each Selling Stockholder in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, by general principles of equity whether such enforceability is considered in a proceeding in law or equity and by the discretion of the court before which any proceeding therefor may be brought, and except to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws or public policy.

                 (ii) Each Selling Stockholder has duly authorized, executed and delivered this Agreement and the Power of Attorney and Custody Agreement and has full legal right, power and authorization, and any approval required by law, to enter into this Agreement and the Power of Attorney and Custody Agreement and to sell, assign, transfer and deliver title to the Shares, free of adverse claims, which such Selling Stockholder has agreed to sell pursuant to this Agreement, except that no opinion is hereby expressed as to permits and similar authorizations under the securities or blue sky laws of the various states.

                 (iii) The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement by the Selling Stockholders and the consummation of the transactions contemplated hereby and thereby will not conflict with, or (with or without the giving of notice or the passage of time or both) result in a breach or violation of any of the terms or provisions of, or constitute a default under, to such counsel's knowledge, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument that is material to such Selling Stockholder and to which any Selling Stockholder is a party or to which such Selling Stockholder or any of their assets or property is subject, nor, if such Selling Stockholder is a corporation, partnership or other business entity, will such action conflict with or violate any provision of the certificate or articles of incorporation and bylaws, partnership agreement or other organizational documents of such Selling Stockholder or any statute, rule or regulation or, to such counsel's knowledge, any order, judgement or decree of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of such Selling Stockholder's properties or assets; provided, however, that counsel need express no opinion as to the securities or blue sky laws of the various states.

                 (iv) Immediately prior to the transactions contemplated by this Agreement, Geocapital Ventures transferred all right, title and interest in and to an aggregate of 190,346 of the Shares to certain of the Unaffiliated Stockholders and Geocapital II, L.P. transferred all right, title and interest in and to an aggregate of 359,434 of the Shares to certain of the Unaffiliated Stockholders (such transferred Shares are hereinafter referred to collectively as the "Geocapital Shares"). Geocapital Ventures and Geocapital II, L.P. had full right, power and authorization and approval required by law to transfer and deliver title to the Geocapital Shares free of adverse claims, including liens, security interests, pledges, charges, encumbrances, defects, stockholders' agreements, voting trusts, equities or claims of any nature whatsoever. [THIS OPINION TO BE PROVIDED BY FULBRIGHT & JAWORSKI ONLY.]

                 (v) Delivery of certificates for the Shares to be sold by such Selling Stockholder pursuant to the terms of this Agreement will convey all of the rights of such Selling Stockholders in such Shares to each Underwriter that purchased such Shares for value in good faith and without notice of any adverse claim with respect thereto, within the meaning of the Uniform Commercial Code as in effect in the State of Georgia, free of all adverse claims, including liens, security interests, pledges, charges, encumbrances, defects, stockholders agreements, voting trusts, equities or claims of any nature whatsoever.

                 (vi) No consent, approval, authorization, order or declaration of or from, or registration, qualification or filing with, any court or governmental agency or body is required for the sale of the Shares being sold by such Selling Stockholder or the consummation of the transactions contemplated by this Agreement or the Power of Attorney and Custody Agreement except the registration of such Shares under the Act and such as may be required under state securities or blue sky laws in connection with the offer, sale and distribution of such Shares by the Underwriters, as to which laws counsel need express no opinion.

         In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of the Selling Stockholders or responsible officers of the Selling Stockholders and public officials and, as to matters involving the application of laws of any jurisdiction other than the State of Georgia or the United States, or the Delaware General Corporation Law, to the extent satisfactory in form and scope to counsel for the Underwriters, upon the opinion or opinions of local counsel, provided that such counsel states such counsel has no reason to believe that the Underwriters are not justified in relying upon such opinion or opinions and copies of such opinion or opinions are delivered to the Representatives and counsel for the Underwriters.

         (e) You shall have received from Price Waterhouse, independent public accountants letters dated, respectively, the date hereof (or, if the Registration Statement has been declared effective prior to the execution and delivery of this Agreement, dated such effective date and the date of this Agreement) and each Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Annex I hereto. In the event that the letters referred to in this Section 7(e) set forth any changes, decreases or increases in the items specified in paragraph (iv) of Annex I, it shall be a further condition to the obligations of the Underwriters that (i) such letters shall be accompanied by a written explanation by the Company as to the significance thereof, unless the Representatives deem such explanation unnecessary, and (ii) such changes, decreases or increases do not, in your sole judgment, make it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Shares being delivered at such Time of Delivery as contemplated by the Registration Statement, as amended as of the date of such letter.

         (f) Since the date of the latest audited financial statements included in the Prospectus, neither the Company nor any of its Subsidiaries shall have sustained (i) any loss or interference with their respective businesses from fire, explosion, flood, hurricane or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in or contemplated by the Prospectus, or (ii) any change, or any development involving a prospective change (including without limitation a change in management or control of the Company), in or affecting the position (financial or otherwise), results of operations or net worth of the Company and its Subsidiaries taken as a whole, otherwise than as disclosed in or contemplated by the Prospectus, the effect of which, in either such case, is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Shares being delivered at such Time of Delivery as contemplated by the Registration Statement, as amended as of the date hereof.

         (g) Subsequent to the date hereof there shall not have occurred any of the following: (i) any suspension or limitation in trading in securities generally on the New York Stock Exchange or the Nasdaq National Market, or any setting of minimum prices for trading on the New Stock Exchange or the Nasdaq National Market, or any suspension or limitation in trading in the Common Stock by the Commission or the Nasdaq National Market; (ii) any United States federal or state statute, regulation, rule or order of any court, legislative body, agency or other governmental authority shall have been enacted, published, decreed or promulgated or any proceeding or investigation shall have been commenced which, in your reasonable judgment, materially and adversely affects the business or operations of the Company; (iii) a moratorium on commercial banking activities in New York or Florida declared by either federal or state authorities; or (iv) any outbreak or escalation of hostilities involving the United States, declaration by the United States of a national emergency or war or any other national or international calamity or emergency if the effect of any such event specified in this clause (iv) in your judgment makes it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Shares being delivered at such Time of Delivery as contemplated by the Registration Statement, as amended as of the date hereof.

         (h) The Company shall have furnished to you at such Time of Delivery certificates of officers of the Company, satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section 7, and as to such other matters as you may reasonably request.

         (i) Each Selling Stockholder shall have furnished to you at such First Time of Delivery a certificate of such Selling Stockholder (which may be executed on behalf of such Selling Stockholder by the Attorney-in-Fact), satisfactory to you as to the accuracy of the representations and warranties of such Selling Stockholder herein at and as of such Time of Delivery, as to the performance by such Selling Stockholder of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request.

         (j) A copy of the Power of Attorney and Custody Agreement executed by each Selling Stockholder shall have been furnished to your counsel prior to the First Time of Delivery, along with such information as such counsel may reasonably request in connection with their review thereof.

         8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use therein; and provided, further, that the Company shall not be liable to any Underwriter in respect of any Preliminary Prospectus or any amendment or supplement to any Preliminary Prospectus to the extent that (A) the Prospectus did not contain the untrue statement or alleged untrue statement or omission or alleged omission giving rise to such loss, claim, damage or liability, (B) the Prospectus was not sent or given to the purchaser of the Shares in question at or prior to the written confirmation of the sale of such Shares to such person and (C) the failure to deliver such Prospectus was not the result of non-compliance by the Company with its obligations under Section 5(a)(vi). The Company will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding (or related cause of action or portion thereof) in respect of which indemnification may be sought hereunder (whether or not such Underwriter is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such Underwriter from all liability arising out of such claim, action, suit or proceeding (or related cause of action or portion thereof).

         (b) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, or the Prospectus or any amendment or supplement thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder expressly for use therein, and will reimburse such Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) with respect to the Selling Stockholders, the foregoing indemnification obligation is limited to those losses, claims, damages or liabilities arising out of or based upon any untrue statement or alleged untrue statement of any material fact made in the section of the Prospectus entitled "Principal and Selling Stockholders," and (ii) the liability of each Selling Stockholder for indemnification under this Section 8 shall be limited to an amount equal to the net proceeds (after deducting commissions) received by such Selling Stockholder from the Underwriters in the offering; and provided, further, that the Selling Stockholder shall not be liable to any Underwriter in respect of any Preliminary Prospectus or any amendment or supplement to any Preliminary Prospectus to the extent that (A) the Prospectus did not contain the untrue statement or alleged untrue statement or omission or alleged omission giving rise to such loss, claim, damage or liability, (B) the Prospectus was not sent or given to the purchaser of the Shares in question at or prior to the written confirmation of the sale of such Shares to such person and (C) the failure to deliver such Prospectus was not the result of non- compliance by the Company with its obligations under Section 5(a)(vi). No Selling Stockholder will, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding (or related cause of action or portion thereof) in respect of which indemnification may be sought hereunder (whether or not such Underwriter is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such Underwriter from all liability arising out of such claim, action, suit or proceeding (or related cause of action or portion thereof).

         (c) Each Underwriter, severally but not jointly, agrees to indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or any Selling Stockholder may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company, such Selling Stockholder and any controlling person of the Company or such Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action. The Company and each of the Selling Stockholders acknowledge that the statements set forth in the last paragraph of the cover page, the last paragraph on the inside front cover page and the first, second, third, fourth and seventh paragraphs under the heading "Underwriting" in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus or the Prospectus, and you, as the Representatives, confirm that such statements are correct.

         (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party); provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnified party shall have the right to select separate counsel to defend such action on behalf of such indemnified party. After such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this
Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, which separate counsel shall be designated by the Representatives in the case of indemnity arising under paragraph (a) of this Section 8) or (ii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Nothing in this Section 8(c) shall preclude an indemnified party from participating at its own expense in the defense of any such action so assumed by the indemnifying party.

         (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, respectively, on the one hand, and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders, respectively, on the one hand, and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the

Company and the Selling Stockholders, respectively, on the one hand, and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders, respectively, bear to the total underwriting discounts and commissions received by the Underwriters in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Selling Stockholders, respectively, on the one hand, or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and in the case of a failure to give notice as required under subsection (d) above, the extent to which the indemnifying party was prejudiced thereby. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the Shares sold by such Selling Stockholder were offered to the public exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (f) The obligations of the Company and the Selling Stockholders under this Section 8 shall be in addition to any liability which the Company or such Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, agent and employee of any Underwriter and to each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act; the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and any Selling Stockholder and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act or the Exchange Act.

         9. DEFAULT OF UNDERWRITERS. (a) If any Underwriter defaults in its obligation to purchase Shares at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six (36) hours after such default by any Underwriter you do not arrange for the purchase of such Shares, the Company shall be entitled to a further period of thirty-six (36) hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone a Time of Delivery for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus that in your opinion may thereby be made necessary. The cost of preparing, printing and filing any such amendments shall be paid for by the Underwriters. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

         (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made, but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. TERMINATION. (a) This Agreement may be terminated with respect to the Firm Shares or any Optional Shares in the sole discretion of the Representatives by notice to the Company given prior to the First Time of Delivery or any Subsequent Time of Delivery, respectively, in the event that
(i) any condition to the obligations of the Underwriters set forth in Section 7 hereof has not been satisfied or (ii) the Company and the Selling Stockholders shall have failed, refused or been unable to deliver the Shares or to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior to such Time of Delivery, in either case other than by reason of a default by any of the Underwriters. If this Agreement is terminated pursuant to this Section 10(a), the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including counsel fees and disbursements) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares. The Company shall not in any event be liable to any of the Underwriters for the loss of anticipated profits from the transactions covered by this Agreement.

         (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in Section 9(a), the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in Section 9(b) to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Subsequent Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from lability for its default.

         11. SURVIVAL. The respective indemnities, agreements, representations, warranties and other statements of the Company, its officers, the several Underwriters and the Selling Stockholders, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person referred to in Section 8(f) or the Company, or any officer or director or controlling person of the Company referred to in Section 8(f), or any Selling Stockholder, and shall survive delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

         12. NOTICES. All communications hereunder shall be in writing and, if sent to any of the Underwriters, shall be mailed, delivered or telegraphed and confirmed in writing to you in care of The Robinson-Humphrey Company, Inc., 3333 Peachtree Road, N.E., Atlanta, Georgia 30326, Attention: Corporate Finance Department (with a copy to Hunton & Williams, 951 East Byrd Street, Richmond, Virginia 23219, Attention: David M. Carter); if sent to the Company, shall be mailed, delivered or telegraphed and confirmed in writing to the Company at 4501 Vineland Road, Orlando, Florida 32811, Attention: Mark A. Gergel (with a copy to Rogers & Hardin, 2700 Cain Tower, Peachtree Center, 229 Peachtree Street,, N.E., Atlanta, Georgia 30308, Attention: Steven E. Fox); and if sent to the Selling Stockholders shall be mailed, delivered or telegraphed to the Selling Stockholders in care of Richard A. Vines, Geocapital Partners, One Bridge Plaza, Fort Lee, New Jersey 07024 (with a copy to Merrill M. Kraines, Esq., Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103-3198.

         13. REPRESENTATIVES. You will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by you jointly or by The Robinson-Humphrey Company, Inc. will be binding upon all the Underwriters.

         14. BINDING EFFECT. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and to the extent provided in Sections 8 and 10 hereof, the officers and directors and controlling persons referred to therein and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         15. GOVERNING LAW. This Agreement, including any and all claims arising out of the relationship among the parties established hereby, shall be governed by and construed in accordance with the laws of the State of Georgia without giving effect to any provisions regarding conflicts of laws.

         16. COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us one of the counterparts hereof, and upon the acceptance hereof by The Robinson-Humphrey Company, Inc., on behalf of each of the Underwriters, this letter will constitute a binding agreement among the Underwriters, the Selling Stockholders and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in the Master Agreement among Underwriters, a copy of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

                               Very truly yours,


                               WORLD ACCESS, INC.


                               By:
                                  ----------------------------------------
                                   Name:
                                        ----------------------------------
                                   Title:
                                         ---------------------------------


                               THE SELLING STOCKHOLDERS


                               By:
                                  ----------------------------------------
                                   Name:
                                        ----------------------------------
                                        As, Attorney-in-Fact for the Selling
                                        Stockholders

The foregoing Agreement is hereby
confirmed and accepted as of the
date first written above at
Atlanta, Georgia.


THE ROBINSON-HUMPHREY COMPANY, INC.
WHEAT, FIRST SECURITIES, INC.
INTERSTATE/JOHNSON LANE CORPORATION

By: The Robinson-Humphrey Company, Inc.

    By:
       -------------------------------------
    Name:
         -----------------------------------
    Title:
          ----------------------------------

On behalf of each of the Underwriters

                                   SCHEDULE I


                                                                              Number of Optional Shares
                                                                                   to be Purchased
                                                        Total Number of Firm          if Maximum
                 Underwriter                           Shares to be Purchased      Option Exercised
                 -----------                           ----------------------      ----------------
 The Robinson-Humphrey Company, Inc.                        1,360,000                   204,000

 Wheat, First Securities, Inc.                              1,320,000                   198,000

 Interstate/Johnson Lane Corporation                        1,320,000                   198,000


          Total                                             4,000,000                   600,000
                                                            =========                   =======

                                  SCHEDULE II


                                                     Total Number
                                                       of Firm
                                                  Shares to be Sold
                                                  -----------------
The Company                                               3,000,000


                   Selling Stockholders:
                   ---------------------

James H. Skirkey                                            275,000
Bell Atlantic Master Pension Trust*                          89,569
Henry Burkhardt, III*                                         3,338
Colgate Palmolive Retirement Trust*                          22,253
Collier Enterprises*                                         85,032
Copley Partners, I L.P.*                                     13,274
Donald A. and Judith B. Crabtree*                             1,112
Creditanstalt American Corporation                           75,000
John Dexheimer*                                               1,112
The Equitable Life Assurance Society of the
 United States*                                              51,291
Equitable Variable Life Insurance Company*                   14,063
Glen Fitchet                                                  5,625
Steven R. Francis                                             5,625
Alexander Howard Gardner*                                       423
Julie Suzanne Gardner*                                          445
Nicholas S. Gardner*                                            445
Bernard Goldstein*                                            4,451
George Grodahl*                                               2,225
GTE Service Corp. Plans for Employee Pensions*               90,803
Alden R. and Judith C. Heintz*                                2,225
IBM Retirement Fund*                                         11,112
Industrial Petro-Chemicals, Inc.*                             2,225
Janet Jaffin*                                                 2,225
Carl E. Kaplan*                                                 334
Landmark Equity Partners II, L.P.*                           33,380
Keith I. Larsen and Sandra K. Larsen                          2,720
James Mann*                                                   1,112
Edward Metz*                                                    664
Robert N. O'Hara                                             75,000


                                                     Total Number
                                                       of Firm
                                                  Shares to be Sold
                                                  -----------------

Pantaleoni Associates*                                        3,318
Henry A. Perry*                                               4,451
John W. Poduska*                                              6,671
John P. Rosenthal*                                            1,108
Trust f/b/o Michael Roth u/w/o Annie Roth*                    2,225
Arthur Sarnoff*                                               2,225
Elizabeth Ann Sarnoff*                                        1,112
Susan Lynn Sarnoff*                                           1,112
S.B. Enterprises*                                             2,655
Steven Sherman                                               11,250
Irwin W. Silverberg*                                          1,108
US West Master Trust*                                        89,570
Joan Wessel*                                                  1,112
                                                          ---------

      Total                                               1,000,000
                                                          =========





*Indicates that such Selling Stockholder is an "Unaffiliated Stockholder."

                                                                         ANNEX I


         Pursuant to Section 7(e) of the Underwriting Agreement, Price Waterhouse, LLP shall furnish letters to the Underwriters to the effect that:

                 (i) they are independent public accountants with respect to the Company and its consolidated subsidiaries within the meaning of the Act, the Exchange Act and the applicable published rules and regulations thereunder;

                 (ii) in their opinion, the consolidated financial statements and schedules audited by them and included in the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder;

                 (iii) On the basis of a reading of the latest available interim unaudited consolidated financial statements of the Company and its consolidated subsidiaries and a reading of the unaudited amounts for revenues and total and per share amounts of net income for the [INSERT PERIODS FOR WHICH "CAPSULE" INFORMATION IS PROVIDED] and of the unaudited consolidated financial statements of the Company and its consolidated subsidiaries for the periods from which such amounts are derived, limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                          (A)     the unaudited consolidated financial
                 statements of the Company and its consolidated subsidiaries included in the Registration Statement and the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder or are not in conformity with generally accepted principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus;

                          (B) as of a specified date not more than 5 days prior to the date of such letter, there were any changes in the capital stock (other than the issuance of capital stock upon exercise of employee stock options that were outstanding on the date of the latest balance sheet included in the Prospectus) or any increase in inventories or the long-term debt or short-term debt of the Company and its subsidiaries, or any decreases in net current assets or net assets or other items specified by the Representatives, or any increases in any other items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur, or which are described in such letter; and

                          (C) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (B) there were any decreases in revenues or operating income or the total or per share amounts of net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur, or which are described in such letter; and

                 (iv) In addition to the audit referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph (iii) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives that are included in the Registration Statement and the Prospectus, or which appear in Part II of, or in exhibits or schedules to, the Registration Statement and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

         References to the Registration Statement and the Prospectus in this Annex I shall include any amendment or supplement thereto at the date of such letter.

                                   EXHIBIT A


Subsidiaries

ICC, Inc.
Restor-AIT, Inc.
Sunrise Sierra, Inc.
Westec Communications, Inc.


Ownership Interests Held Directly or Indirectly by the Company and its Subsidiaries

         The Company currently holds 1,200,000 shares of the common stock of Eagle Telephonics, Inc. and the Company's Subsidiary, Sunrise Sierra, Inc., currently holds 7,463 shares of the common stock of Digital Transmission Systems, Inc.

                                   EXHIBIT B


Registration Rights

         Pursuant to a Registration Rights Agreement dated as of July 11, 1995 between the Company and James H. Shirkey, the Company is obligated (i) to use its best efforts to include certain shares of the Company's Common Stock issued to Mr. Shirkey pursuant to the Merger Agreement to which the Company and Mr. Shirkey are each a party (the "Registrable Securities") in any registration statement that does not pertain to an underwritten public offering, and (ii) to include the Registrable Securities in any underwritten public offering unless the underwriters advise the Company that marketing factors require a limitation on the number of shares to be underwritten (in which case, the number of shares of Registrable Securities to be included shall be determined pursuant to Sections 1.3(b) and 1.9 of the Registration Rights Agreement).

         Pursuant to a Registration Rights Agreement dated as of October 31, 1995 between the Company and Robert N. O'Hara, the Company is obligated to register certain shares of the Company's Common Stock issued to Mr. O'Hara pursuant to the Merger Agreement to which the Company and Mr. O'Hara are each a party on or before May 16, 1996.

         Pursuant to a Registration Rights Agreement dated as of October 31, 1995 between the Company and Sherman Capital Group L.L.C. ("Sherman"), the Company is obligated to register certain shares of the Company's Common Stock issued to Sherman pursuant a Compensation Agreement to which the Company and Sherman are each a party on or before May 1996.

                           [EXHIBIT TO BE COMPLETED.]